UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2018

Synchronoss Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                              Entry into a Material Definitive Agreement.

On March 16, 2018, Synchronoss Technologies, Inc., a Delaware corporation (“Synchronoss”), entered into an agreement (the “Amendment”) with Verizon Sourcing LLC (“Verizon”) to amend the terms of Statement of Work No. 1 (“SOW No. 1”) under the existing Application Service Provider Agreement dated April 1, 2013 between Synchronoss and Verizon (the “Original Agreement”).

Under the terms of the Amendment, Verizon will pay a monthly fee for each Verizon subscriber that utilizes the Synchronoss Content Hub Software, with a fixed minimum amount to be paid each month. In addition, Verizon will pay a fixed annual amount for professional services throughout the term of the Amendment and a one-time hosting conversion fee.  The fee structure of this Amendment replaces the existing fee structure set forth in SOW No. 1.

The Amendment extends the term of SOW No. 1 through December 31, 2022.

The foregoing description of the Original Agreement, SOW No. 1 and the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Original Agreement, the SOW No. 1 and the Amendment, copies of which will be filed as exhibits to Synchronoss’ Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	Synchronoss Technologies, Inc.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

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